Exhibit 32.2

Certification of Principal Accounting Officer

I, James R. Easter, Senior Vice President—Finance and Chief Financial Officer, of Layne Christensen Company, do hereby certify in accordance with 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)           the Company's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2013, which this certification accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)           the information contained in the Company's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2013, which this certification accompanies, fairly presents, in all material aspects, the financial condition and results of operations of the Company.

Date: June 10, 2013	/s/ James R. Easter
James R. Easter
Senior Vice President—Finance and Chief Financial Officer